UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2015

AMICUS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of
Incorporation)

001-33497	71-0869350
(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2015, Amicus Therapeutics, Inc. (the “Company”) and a lending syndicate consisting of MidCap Funding III, LLC (as lender and administrative agent), Oxford Finance LLC, and Silicon Valley Bank (collectively, the “Lender”) entered into the First Amendment (the “Amendment”) to the Credit and Security Agreement (the “Agreement”), dated December 27, 2013. The Amendment increases the amount of money that the Company can keep in a bank account outside of the United States to $4,000,000.

Except as otherwise set forth in the Amendment, all terms and conditions of the Agreement remain in full force and effect.

The above description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:  The Exhibit Index annexed hereto is incorporated herein by reference.

Exhibit Number	Description

10.1

First Amendment to Credit and Security Agreement, dated April 27, 2015 by and among Amicus Therapeutics, Inc. and the other entities shown as signatories thereto as a Borrower, the financial institutions or other entities from time to time parties thereto as lenders, and Midcap Funding III Trust, as agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amicus Therapeutics, Inc.

Date: April 28, 2015	By:	/s/ William D. Baird III
William D. Baird III
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

First Amendment to Credit and Security Agreement, dated April 27, 2015 by and among Amicus Therapeutics, Inc. and the other entities shown as signatories thereto as a Borrower, the financial institutions or other entities from time to time parties thereto as lenders, and Midcap Funding III Trust, as agent.